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                                                                      EXHIBIT 99

                                 ASCEND COMMUNICATIONS, INC.
                                 ---------------------------
                                 1998 STOCK INCENTIVE PLAN
                                 -------------------------



  1.  PURPOSE.  This 1998 Stock Incentive Plan (the "Plan") is intended to
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provide incentives: (a) to the officers and other employees of Ascend
Communications, Inc. (the "Company"), and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations"), by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO"or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

  This Plan will serve as the successor to the Company's existing First Amended and Restated 1989 Stock Option Plan (the "Predecessor Plan"), and no further Option grants will be made under the Predecessor Plan from and after the adoption of this Plan by the Company's stockholders at the 1998 Annual Meeting (the "Effective Date"). All outstanding stock Options under the Predecessor Plan on the Effective Date will be incorporated into this Plan and will accordingly be treated as outstanding stock Options under this Plan. However, each outstanding Option grant so incorporated will continue to be governed solely by the express terms and conditions of the agreement evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated Options with respect to their acquisition of shares of the Company's common stock thereunder.


     2.   ADMINISTRATION OF THE PLAN.
          --------------------------


          A.  BOARD OR COMMITTEE ADMINISTRATION.  The Plan will be
              ---------------------------------
administered by a committee or committees appointed by the Board of Directors of the Company (the "Board") and consisting of two or more members of the Board. The Board may delegate responsibility for administration of the Plan with respect to designated Stock Right recipients to different committees, subject to such limitations as the Board deems appropriate. Members of a committee will serve for such term as the Board may determine, and may be removed by the Board at any time. The term "Committee," when used in this Plan, refers to the
                       ---------
committee that has been delegated authority with respect to a matter. In determining the composition of any committee or subcommittee, the Board

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or committee, as the case may be, shall consider the desirability of compliance with the compositional requirements of (i) Rule 16(b)-3 of the Securities and Exchange Commission with respect to Stock Rights grantees who are subject to the trading restrictions of Section 16(b) of the Securities and Exchange Act of 1934 (the "1934 Act") with respect to securities of the Company and (ii) Section 162(m) of the Internal Revenue Code (the "Code"), but shall not be bound by such compliance.

      B.  COMMITTEE ACTIONS.  Any Committee has full authority to administer the
          -----------------
Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt rules and regulations that it deems necessary, to determine which individuals are eligible to participate and/or receive Stock Rights under the Plan, to determine the amount and/or number of shares subject to such Stock Right, and to determine the terms of such Stock Right made under the Plan (which terms need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board are final and binding on all persons.

  3.  ELIGIBLE EMPLOYEES AND OTHERS.  ISOs may be granted to any employee of the
      -----------------------------
Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual will neither entitle that individual to, nor disqualify him from, participation in any other grant of Stock Rights.

  4.  STOCK.  The stock subject to Options, Awards and Purchases will be
      -----
authorized but unissued shares of Common Stock of the Company, par value $.001 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. Subject to adjustment as provided in Paragraph 15, the aggregate number of shares which may be issued pursuant to the Plan is nine (9) million shares plus the number of shares of Common Stock remaining for issuance on the Effective Date under the Predecessor Plan (whether or not subject to outstanding Options under the Predecessor Plan). If any Stock Right granted under the Plan (including Options incorporated into this Plan from the Predecessor Plan) expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Stock Right will again be available for grants of Stock Rights under the Plan. If any Stock Right or any Option incorporated into this Plan from the Predecessor Plan is exercised, the maximum number of shares remaining for issuance under this Plan will be reduced by the number of shares with respect to which such Options are exercised. However, if shares held by the grantee of a Stock Right (including Options incorporated into this Plan from the Predecessor Plan) are delivered to the Company, or are withheld from shares otherwise issuable under the Stock Right, in payment of all or a portion of the exercise price or tax withholding obligations under the Stock Right, only the net number of shares issued by the Company (i.e., the gross number less the shares delivered or withheld) will be counted toward the aggregate limit of this paragraph 4. No employee of the Company or any Related Corporation may

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be granted in any calendar year Stock Rights with respect to more than
500,000 shares of Common Stock, in the aggregate.

  5.  GRANTING OF STOCK RIGHTS.  Stock Rights may be granted under the Plan at
      ------------------------
any time after the Effective Date and before the tenth anniversary of the Effective Date. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right. The Committee may, with the consent of the optionee, convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 15. Unless otherwise specified by the Committee in connection with a particular grant, Options granted under the Plan are intended to qualify as performance-based compensation to the extent required under Section 162(m) of the Code and the regulations thereunder. The Committee shall have full power and authority, exercisable in its sole discretion, to extend one or more provisions of the Plan to one or more outstanding stock Options under the Predecessor Plan which are incorporated into this Plan but which do not otherwise contain such provisions.

  6.  OPTION PRICE.  The exercise price per share will be fixed by the
      ------------
Committee, provided, however, that in no event will the exercise price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the Option grant date. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

  7.  DOLLAR LIMITATION ON ISOS.  To the extent that the aggregate fair market
      -------------------------
value (determined as of the respective date or dates of grant) of the shares with respect to which Options that would otherwise be ISOs are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Company or any Related Corporation) exceeds the sum of One Hundred Thousand Dollars ($100,000) (or a greater amount permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, those Options will not be treated as ISOs. In making this determination, Options will be taken into account in the order in which they were granted.

  8.  DETERMINATION OF FAIR MARKET VALUE.  If, at the time an Option is granted
      ----------------------------------
under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available on the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be the fair value of the Common Stock as determined by the

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Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

  9.  OPTION DURATION.  Subject to earlier termination as provided in paragraph
      ---------------
11, each Option will expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraph 11, the term of each ISO will be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 15.

  10.  EXERCISE OF OPTION.  Subject to the provisions of paragraphs 11 through
       ------------------
14, each Option granted under the Plan will be exercisable as follows:

       A.  VESTING.  The Option will either be fully exercisable on the date of
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grant, subject to such restrictions or repurchase rights as the Committee shall determine, or will become exercisable thereafter in such installments as the Committee may specify.

       B.  FULL VESTING OF INSTALLMENTS.  Once an installment becomes
           ----------------------------
exercisable it will remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

       C.  PARTIAL EXERCISE.  Each Option or installment may be exercised at
           ----------------
any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

       D.  ACCELERATION OF VESTING.  The Committee shall have the right to
           -----------------------
accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 15) if such acceleration would adversely affect the optionee's rights thereunder.

  11.  EFFECT OF TERMINATION OF SERVICE.  The following Provisions shall govern
       --------------------------------
the exercise of any Options held by the optionee at the time of cessation of service, disability, death or misconduct:

       A.  CESSATION OF SERVICE.  Except to the extent otherwise specifically
           --------------------
provided in the documents evidencing the Option, any outstanding Option exercisable for fully vested shares at the time the optionee ceases to provide services to the Company or a Related Corporation as an employee, a non-employee Board member or a consultant for any reason other than disability, death or misconduct, then the optionee will have a period of three (3) months following the date of

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

such cessation of service during which to exercise each outstanding Option held by such optionee.

      B.  DISABILITY.  Should such service terminate by reason of disability,
          ----------
then any outstanding Option exercisable by the optionee for fully vested shares at the time the optionee ceases to provide services to the Company may be subsequently exercised by the optionee during the six (6) month period following the date of such cessation of service. However, should such disability be deemed to constitute permanent disability, then the period during which each outstanding option for fully vested shares held by the optionee is to remain exercisable will be extended by an additional six (6) months so that the exercise period will be the twelve (12)-month period following the date of the optionee's cessation of service by reason of such permanent disability. The term "Permanent Disability," as used in this Plan, means a disability expected to
 --------------------
result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

      C.  DEATH.  Any Option exercisable for fully vested shares by the
          -----
Optionee at the time of death may be subsequently exercised by the personal representative of the optionee's estate or by the person or persons to whom the Option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution during the twelve (12) month period following the date of the optionee's death.

      D.  MISCONDUCT.  Should the optionee's service be terminated for
          ----------
misconduct, then all outstanding Options at the time held by the optionee will immediately terminate and cease to be outstanding. The term "Misconduct," when
                                                             ----------
used in this Plan, means the commission of any act of fraud, embezzlement or dishonesty by the optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company or any Related Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Related Corporation may consider as grounds for the dismissal or discharge of any optionee or other person in the service of the Company or any Related Corporation.

      E.  LEAVE OF ABSENCE.  For purposes of this paragraph 11, a bona fide
          ----------------
leave of absence (such as those attributable to illness, military obligations or governmental service) with the written consent of the Committee, or to the extent required by statute, will not be considered an interruption of service under the Plan.

  12.  REPURCHASE RIGHTS.  The Committee may in its discretion determine that it
       -----------------
shall be a term and condition of one or more Options exercised under the Plan that the Company or its assigns shall have the right, exercisable upon the optionee's separation from service with the Company or any Related Corporation, to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of that Option. Any such repurchase right will be exercisable on such terms and conditions (including establishment of the appropriate vesting schedule and other provisions for the expiration of the repurchase right in one or more installments) as the Committee may specify in the instrument evidencing the right. The Committee will also have full power and authority to provide for the automatic termination of repurchase rights, in

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

whole or in part, thereby accelerating the vesting of any or all of the purchased shares.

  13.  ASSIGNABILITY.  No Option shall be assignable or transferable by the
       -------------
optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee each Option may be exercised only by the optionee.

  14.  TERMS AND CONDITIONS OF OPTIONS.  Options will be evidenced by
       -------------------------------
instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments must conform to the terms and conditions set forth in paragraphs 6 through 13 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions and repurchase rights applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option is subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

  15.  ADJUSTMENTS.  Upon the occurrence of any of the following events, an
       -----------
optionee's rights with respect to Options granted hereunder will be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

       A.  RECAPITALIZATION.  If any change is made to the Common Stock issuable
           ----------------
under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities to issuable under the Plan, (ii) the number and/or class of securities and, if applicable, price per share in affect under each outstanding Stock Right under the Plan and (iii) the maximum number of shares issuable to one individual pursuant to paragraph 4.

      B.  TRANSFER OF CONTROL AND OTHER TRANSACTIONS.  A "Transfer of Control"
          ------------------------------------------
will be deemed to have occurred in the event any of the following occurs with respect to the Company (which for this purpose includes a successor whose stock is issued under the Plan).

          (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company immediately before such sale or exchange do not retain, directly or indirectly and in substantially the same proportion, beneficial interest in voting stock of the Company or surviving entity representing at least a majority of the voting power of all voting stock of the Company.

          (ii) a merger, consolidation, reorganization or similar transaction in which the stockholders of the Company immediately before such merger do not retain, directly or indirectly and in substantially the same proportion, beneficial interest in the voting stock of the

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surviving entity representing a majority of the voting power of all voting stock; or

          (iii) the sale, exchange, or transfer (including, without limitation, pursuant to a liquidation or dissolution) of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the stockholders of the Company immediately before such sale, exchange, or transfer retain, directly or indirectly and in substantially the same proportion, beneficial interest in voting stock of the corporation(s) to which the assets were transferred) representing at least a majority of the combined voting power of all voting stock of such entity.

       In the event of any Transfer of Control, each outstanding Option, shall automatically accelerate so that each such Option shall, immediately prior to effective date of the Transfer of Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully vested shares of Common Stock, subject to the consummation of the Transfer of Control. An Option shall not so accelerate if and to the extent: (i) such Option is assumed or otherwise continued in full force or effect by the successor corporation (or parent thereof) pursuant to the terms of the Transfer of Control, (ii) such Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Transfer of Control on the shares of Common Stock for which the Option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the Option grant. All outstanding repurchase rights outstanding on Common Stock previously issued under the Plan will also terminate automatically, and such shares will immediately vest in full, immediately before a Transfer of Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Transfer of Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

       Notwithstanding the foregoing, any Options held by individuals who hold positions with the Company at the level of vice president or higher, including without limitation the president and executive vice presidents, at the time of a Transfer of Control shall be accelerated such that the optionee shall be entitled to an additional twelve months of vesting, or if the Option would have been fully vested in less that twelve month, then the Option shall be fully vested.

       C.  MODIFICATION OF ISOS.  Notwithstanding the foregoing, any
           --------------------
adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

       F.  DISSOLUTION OR LIQUIDATION.  In the event of the proposed
           --------------------------
dissolution or liquidation of the Company, each Option will terminate immediately before the consummation of

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such proposed action or at such other time and subject to such other conditions specified by the Committee.

      G.  ISSUANCES OF SECURITIES.  Except as expressly provided herein, no
          -----------------------
issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

      H.  FRACTIONAL SHARES.  No fractional shares will be issued under the
          -----------------
Plan and the optionee will receive from the Company cash in lieu of such fractional shares.

      I.  ADJUSTMENTS.  Upon the happening of any of the events described in
          -----------
subparagraphs A or B above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan (including outstanding Options incorporated into this Plan from the Predecessor Plan) will also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 15 and, subject to paragraph 2, its determination shall be conclusive.

  If any person owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee.

  16.  MEANS OF EXERCISING STOCK RIGHTS.  A Stock Right (or any part or
       --------------------------------
installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice must identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, (c) at the discretion of the Committee, by delivery of a promissory note, the terms of which (including the interest rate and the terms of repayment) shall be established by the Committee, (d) at the discretion of the Committee, by delivery of notice in such form as the Company may designate together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price or (e) at the discretion of the Committee, by any combination of (a), (b), (c) or (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by such Stock Right until the date of issuance of a stock certificate for such shares. Except as expressly provided above in paragraph 15 with respect to changes in capitalization and stock dividends, no adjustment will be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

  17.  TERM AND AMENDMENT OF PLAN.  The Plan will expire on the tenth
       --------------------------
anniversary of the Effective Date (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan before the date of stockholder approval of the Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification may adversely affect the rights and obligations with respect to Stock Rights at the time outstanding under the Plan unless the grantee consents to such amendment or modification. In addition, certain amendments may, as determined by the Board in its sole discretion, require stockholder approval pursuant to applicable laws or regulations.

  Stock Rights may be granted under the Plan that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised Options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the holders of any such Stock Rights the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

  18.  APPLICATION OF FUNDS.  The proceeds received by the Company from the sale
       --------------------
of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

  19.  GOVERNMENTAL REGULATION.  The Company's obligation to sell and deliver
       -----------------------
shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

  20.  TAX WITHHOLDING.
       ---------------

       A.  OBLIGATION.  The Company's obligation to deliver shares upon the
           ----------
exercise of Stock Rights under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

       B.  STOCK WITHHOLDING.  The Committee may require or permit, in its
           -----------------
discretion and upon such terms and conditions as it may deem appropriate any or all holders of outstanding Stock Rights under the Plan to elect to have the Company withhold, from the shares of Common Stock otherwise issuable pursuant to such Stock Right, one or more of such shares with an aggregate fair market value equal to the Federal, State and local income and employment taxes ("Taxes") incurred in connection with the acquisition of such shares. Holders of Stock Rights under the Plan may also be granted the right to deliver previously acquired shares of Common Stock held for the requisite period to avoid a charge to earnings in satisfaction of such Taxes. The withheld or delivered shares will be valued at fair market value on the applicable determination date for such Taxes.

  21.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.  Each employee who
       ----------------------------------------------
receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

  22.  GOVERNING LAW.  The validity and construction of the Plan and the
       -------------
instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware, or the laws of any other jurisdiction in which the Company or its successors in interest may be organized.

  23.  NO EMPLOYMENT/SERVICE RIGHTS.    Nothing in the Plan confers upon the
       ----------------------------
grantee of a Stock Right any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Corporation or of the grantee, which rights are hereby expressly reserved by each, to terminate such person's service at any time for any reason, with or without cause.